UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2010

NATIONAL ENERGY SERVICES COMPANY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-50089	52-2082372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3153 Fire Road, Suite 2C. Egg Harbor Township, NJ 08234

(Address of principal executive offices)

Registrant’s telephone number, including area code (410) 309-2771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-=12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.

(a)(1)

Effective at the close of business March 17, 2010, David F. LaFave was elected President and Chief

Operating Officer and accepted a seat on the Board of Directors. A press release will be issued on March 18, 2010 acknowledging these facts.

Mr. LaFave became an officer and director of the in March 2010. He brings the knowledge of building construction, affordable housing techniques, energy efficient mechanical and building systems and building renovation with renewable energy systems. He has operated LaFave Contractors, Inc. for 20 years where he honed in skills in the building trades in various construction types. Since April 2005 Mr. LaFave has also been President Of Green Stone Holdings, Inc. an investment holdings company that has primarily invested in small cap stocks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Energy Services Company, Inc.
(Registrant)

March 18, 2010

/s/ Dr. John G. Kalogeris, CEO
(Signature)